Exhibit 99.2

MICRONET ENERTEC
TECHNOLOGIES, INC

Always in Front

3Q 15 Financial Results
Conference Call

Forward Looking Statement

This presentation contains express or implied forward-looking statements within the
Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws.
This forward looking statement regarding our future growth,  increased volumes and demand in the markets in which we operate, the roll out of our new All-In-One wireless platforms, our ability to penetrate the local fleet vertical market, our ability to diversify and expand our customer base, continuing demand in our defense and aerospace business, our ability to develop new customer relationships, our ability to meet the needs of our existing customers, market interest and acceptance of  our products, the introduction of new products and our ability to provide our solutions to  different applications, the timing of pending U.S. federal rulemaking and the impact of the proposed rules on our business and our future.Such forward-looking statements and their implications involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. The forward-looking statements contained in this press release are subject to other risks and uncertainties, including those discussed in the "Risk Factors" section and elsewhere in the Company's annual report on Form 10-K for the year ended December 31, 2014 and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, the
Company is under no obligation to (and expressly disclaims any such obligation to)
update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Presenters

Eyal Leibovitz
Chief Financial Officer
David Lucatz
Chairman of the Board and CEO
Shai Lustgarten
CEO of Micronet Ltd.
Tali Dinar
CFO of Micronet Ltd.

3rd Quarter Overview
■   Quarterly revenue consistent with introduction of new full connectivity product line
           ■   Revenues decreased slightly sequentially compared to Q2
        ■   Expect >60% sequential revenue growth and positive EBITDA in 4Q15
■   U.S.-based sales team generating substantial interest in A317 product line
■   Strong MRM backlog growth
        ■   Significant order pipeline for All-In-One solution
        ■   Focus on large and growing local fleet market
■  Continued diversification of customer base

Recent Developments
MRM
■   Partnership with MiX Telematics to provide TREQ 317 rugged Android tablet for use with the MiX Rovi in-cab display, developed as solution for compliance with
      Electronic Logging Device (ELD) Mandate
■   One of only five companies selected by New York City’s Taxi & Limousine
     Commission to participate in “Vision Zero” Vehicle Safety Technology pilot program
Aerospace/Defense
■   $1.85 Million order from Israeli Multinational Aerospace Contractor for development and production of Mobile Command & Control Centers;
     breakthrough product expected to drive growth in A&D division

 Several Key Announcements Following Close of 3Q15

Positive Outlook

MRM
■    Local fleet market expected to grow 37% between 2014 and 20161
■    Expect orders for wireless All-In-One products to build
Aerospace/Defense
■    Continued reliance on missile defense systems supports potential demand for our missile defense offerings
■    Expect significant international demand for new Mobile Command & Control
      Centers
■    Anticipate > 60% sequential revenue growth with positive EBITDA in 4Q2015
■    Continuing strong potential for our systems and products across both divisions
1 Licht and Associates study (November 20, 2013)
 Macro Trends
 4Q2015 and Beyond

$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
(in millions)
$11.42
$5.75
$5.60
3Q14
2Q15
3Q15

MRM
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
(in millions)
$8.25
$3.87
$3.80
14Q3
15Q2
15Q3

A&D
$4.00
$3.00
$2.00
$1.00
$0.00
(in millions)
$3.17
$1.88
$1.80
3Q14
2Q15
3Q15

7

3Q14 vs 3Q15 Revenues
Sales Breakdown
Consolidated revenue for the quarter

Next Generation A-317 Tablet
■    A-317 “All-In-One” tablet is a significant technology
      advancement
        ■    Rugged, integrated tablet solution
        ■    Offers 3.5G/4G LTE, Bluetooth and Wi-Fi applications
        ■    Potential benefit from upcoming ELD mandate (effective Year End 2015)
 First Totally Connected Product; Transforms Product Offering

A-317 Tablet Roll Out
Product R&D
Carrier Certification;
Testing & Approval
Adaptation & Orders
●   Completed
●   Ongoing refinement
 with customers
●   Continue to invest
      significantly in
      product
 improvement and
 customization
Carrier Certification
●   Verizon complete
●   AT&T in progress
●   In discussions with
     additional carriers
Customer Testing/Approval
●   Multiple customers
     currently testing new
     product
●   Total of ~16,000 units to
 be sold by the end of
 the year.
●   $1.4M public
 transportation
 purchase order in July
●   $950K fleet management
 initial purchase order
 in June
●   $4M+ school bus
 purchase agreement in
 May 2015

Income Statement Highlights
(in 000s except share and per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Revenues	$ 5,556	$ 11,415	$ 16,982	$ 23,568
Cost of revenues	4,434	8,546	12,275	16,790
Gross profit	1,122	2,869	4,707	6,778
Gross profit margin	20%	25%	28%	29%
Operating expenses:
Research and development	485	546	1,951	2,164
% of sales	8%	5%	11%	9%
Selling and marketing	395	449	1,214	1,209
% of sales	7%	4%	7%	5%
General and administrative	1,169	1,738	3,407	4,219
% of sales	21%	15%	20%	18%
Amortization of intangible assets	282	306	889	557
Total operating expenses	2,331	3,039	7,461	8,149
% of sales	42%	27%	44%	35%

Net income (loss) attributable to MICT	(1,263)	(506)	(2,557)	(2,111)
Basic and diluted income (loss) per share	(0.22)	(0.09)	(0.44)	(0.36)
Weighted average common shares outstanding:	5,865,221	5,831,246	5,838,873	5,831,246

Non-GAAP
(in 000s except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
GAAP net loss attributed to MICT	(1,263)	(506)	(2,557)	(2,111)
Total amortization of acquired intangible assets	177	212	558	348
Change in fair value of call options and warrants	0	0	0	307
Amortization of UTA's note discount and related expenses	0	6	0	61
Stock-based compensation	82	6	254	19
Expenses related to the purchase of business	0	79	-	369
Income tax-effect of above non-GAAP adjustments	(7)	(11)	(24)	(26)
Total non-GAAP net income (loss) attributed to MICT	(1,011)	(214)	(1,769)	(1,033)
Non-GAAP net income (loss) per diluted share	(0.17)	(0.04)	(0.30)	(0.18)
Shares used in per share calculations	5,865,221	5,831,246	5,838,873	5,831,246
GAAP net income (loss) per diluted share attributable to Micronet Enertec Technologies, Inc.	(0.22)	(0.09)	(0.44)	(0.36)
Shares used in per share calculations	5,865,221	5,831,246	5,838,873	5,831,246

September 30, 2015	December 31, 2014
Cash, cash equivalents and marketable securities	$10.7M	$15.0M
Bank & others debts	$13.6M	$14.3M
Net Working Capital	$13.1M	$16.4M
Stockholders' Equity	$17.4M	$20.2M

Strong Balance Sheet

.
ELD Mandate Opportunity

  New regulation starting in 2017 mandates all truck drivers to keep records of hours of service (HOS).
    ●   Cannot drive over 11 hours per day.
     ●   Required rest periods.
  Electronic Logging Devices (ELDs)* connect to engine and replace paper logbooks.
  Law being put in place requiring ELDs.
* Federal Motor Carrier Safety Administration:
“Electronic Logging Devices and Hours of Service Supporting Documents”- March 2014
July ‘12
Passed by
congress
2017
Law enforced
2015
Law enacted
June ‘14
Comment period
closed
2015 500,000 ELD equipped trucks
2017 ～2.6 Million trucks will require ELD
Our tablets are fully compliant with the regulation
requirements

Thank You

Q & A